UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026

HUB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27754	36-4007085
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Hub Group Way Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 271-3600

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	HUBG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 11, 2026, Hub Group, Inc. (the “Company”) entered into a Third Amendment to Credit Agreement (the “Amendment”), which amended that certain Credit Agreement, dated as of June 20, 2025 (the “Credit Agreement”), among the Company, the guarantors party thereto, the lenders party thereto and Bank of Montreal, as administrative agent. Pursuant to the Amendment, (i) the deadline for the Company to deliver its unaudited financial statements for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026 and its audited financial statements for the year ended December 31, 2025 was extended to November 30, 2026, and (ii) the definition of “EBITDA” (as defined in the Credit Agreement) was amended to include an add-back for expenses incurred on or prior to December 31, 2026 in connection with the events and circumstances disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 5, 2026 and May 12, 2026 or otherwise related to the Company’s restatement of its financial statements for the years ended December 31, 2024 and 2023.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On September 14, 2026, the Company issued a press release announcing, among other things, certain preliminary results for the first and second quarter of 2026. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and the preliminary results contained therein for such quarters are incorporated herein by reference.

The information furnished in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On September 13, 2026, the Board of Directors (the “Board”) of the Company appointed David P. Yeager as Chairman and Chief Executive Officer of the Company, effective immediately. Mr. David Yeager, age 73, served as Executive Chairman from January 2023 until his current appointment and previously served as Chief Executive Officer from March 1995 to December 2022. Phillip D. Yeager will continue to serve as President and Vice Chairman of the Company.

Mr. David Yeager is the father of Mr. Phillip Yeager. Matthew Yeager, the son of Mr. David Yeager, is an employee of the Company and currently serves as Executive Vice President, Procurement. Mr. Matthew Yeager’s base salary was $375,000 for 2025 and is $386,250 for 2026. He received restricted stock awards having a grant date fair value of $300,003 and $300,020 in 2025 and 2026, respectively, and, for the year ended December 31, 2025, received other benefits in the ordinary course totaling $10,750. Additionally, in July 2026, Mr. Matthew Yeager received a cash retention payment in the amount of $54,075.

There are no arrangements or understandings between Mr. David Yeager and any other person pursuant to which Mr. David Yeager was appointed to serve as Chief Executive Officer of the Company.

Appointment of Chief Financial Officer-Elect

On September 13, 2026, the Board appointed Patrick O’Donnell as Chief Financial Officer and Treasurer of the Company, effective following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Effective Date”). Prior to the Effective Date, Todd Heeter will continue to serve as Chief Financial Officer and Treasurer of the Company, and Mr. O’Donnell will serve as a non-executive employee of the Company.

In connection with his appointment, the Company and Mr. O’Donnell entered into an offer letter, dated September 14, 2026 (the “Offer Letter”). The Offer Letter provides that Mr. O’Donnell will receive an annual salary of $650,000 and a performance-based target bonus equal to 80% of his annual salary, pro-rated for his first year of employment. After assuming the role of Chief Financial Officer, Mr. O’Donnell will receive a one-time grant of restricted stock with an approximate value of $1,300,000 that vests ratably, once per year, over a three-year period. In addition, on or about January 2, 2027, Mr. O’Donnell will be eligible to receive an annual long-term incentive award with a total target value of approximately $1,000,000, fifty percent (50%) of which will consist of time-based restricted stock that vests ratably, once per year, over a five-year period, with the remaining fifty percent (50%) consisting of performance based restricted stock vesting on the third anniversary of the grant date subject to the Company’s achievement of one or more performance metrics established by the Compensation Committee over a three-year performance period. Each of the grants is subject to the terms of the Company’s long-term incentive plan, including Mr. O’Donnell’s continued employment with the Company.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. O’Donnell, age 47, served as Executive Vice President, Chief Financial Officer of TreeHouse Foods, Inc., a private brands snacking and beverage manufacturer (“TreeHouse”), from April 2023 to February 2026. Prior to that, Mr. O’Donnell held various leadership roles within the finance department at TreeHouse, including as Chief Accounting Officer from June 2022 to April 2023, Vice President and Corporate Controller from April 2020 to June 2022 and Head of Corporate FP&A from March 2019 to April 2020. Prior to joining TreeHouse, Mr. O’Donnell spent over 14 years at PricewaterhouseCoopers in roles across the audit and assurance division. He holds a bachelor’s degree in accounting from Marquette University.

Mr. O’Donnell does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related party transactions or relationships between Mr. O’Donnell and the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. O’Donnell and any other person pursuant to which Mr. O’Donnell was appointed as an officer of the Company.

Amendment to Interim CFO Consulting Agreement

On September 14, 2026, the Company entered into a letter agreement (the “Letter Agreement”), which amends the Consulting Agreement, dated as of May 27, 2026 (the “Consulting Agreement”), with The Heeter Group, LLC (the “Consultant”) and Todd Heeter pursuant to which Mr. Heeter is providing services to the Company as interim Chief Financial Officer and Treasurer. The Letter Agreement extends the term (“Term”) of the Consulting Agreement to April 30, 2027 and, effective December 1, 2026, increases the monthly cash consulting fee payable to Consultant thereunder to $175,000.

Additionally, the Letter Agreement provides that the Consultant will be entitled to receive a cash retention bonus of $1,250,000, payable after the Company files its Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”), provided that, except as set forth therein, the 2025 Form 10-K is filed on or before December 31, 2026 and Mr. Heeter, in his capacity as interim Chief Financial Officer, continues to provide services to the Company through the filing date of the 2025 Form 10-K and has executed any required representations, certifications, acknowledgements or similar documents in connection with the filing of the 2025 Form 10-K. The Letter Agreement further provides that, except as set forth therein, if, before the end of the Term, (i) the Company terminates the Consultant’s services other than for “Cause” (as defined in the Consulting Agreement) or (ii) the 2025 Form 10-K and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 are filed on or before December 31, 2026 and the Consultant voluntarily terminates the Consultant’s services at any time after such reports have been filed (whether such termination occurs before or after December 31, 2026), the Consultant will be entitled to a cash termination payment in an amount equal to the sum of $175,000 for each full calendar month remaining in the Term, plus a pro-rata portion of the $175,000 monthly consulting fee for the calendar month in which any such termination occurs.

The Letter Agreement requires the Company to provide the Consultant and Mr. Heeter with certain indemnification and insurance coverage and also requires the Company to reimburse the Consultant’s and Mr. Heeter’s attorney fees and related costs and expenses, up to a maximum of $45,000, in connection with the negotiation and finalization of the Consulting Agreement and the Letter Agreement.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 14, 2026, the Company issued a press release announcing the executive officer changes described in Item 5.02 of this Current Report on Form 8-K. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.2 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Exchange Act or otherwise subject to liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement, dated as of September 11, 2026, among the Company, the guarantors signatory thereto, the required lenders signatory thereto and Bank of Montreal, as administrative agent.

10.2	Offer Letter, dated September 14, 2026.

10.3	Letter Agreement, dated as of September 14, 2026, amending that certain Consulting Agreement, dated as of May 27, 2026, by and among The Heeter Group, LLC, Todd Heeter and Hub Group, Inc.

99.1	Press release (including certain preliminary financial results) issued on September 14, 2026.

99.2	Press release (announcing certain leadership changes) issued on September 14, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hub Group, Inc.

Date: September 15, 2026

	By:	/s/ Eric A. Braun
	Name:	Eric A. Braun
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary